VOYA

Exhibit 24(b)(4.3)

Voya Retirement Insurance and Annuity Company

Home Office:  [One Orange Way

Windsor, Connecticut 06095-4774

800-525-4225]

If you have questions, call the toll-free number shown above.

Certificate of Group Annuity Coverage

Voya Retirement Insurance and Annuity Company (VRIAC) will pay benefits according to the terms and conditions set forth in the Contract. The Company certifies that coverage is in force for you under the stated Group Annuity Contract and Certificate numbers.  No premium taxes apply to Contracts delivered in Texas.

This Certificate is a summary of the Group Annuity Contract provisions.  It replaces any and all prior certificates, riders, or amendments issued to you under the stated Contract and Certificate numbers.  This Certificate is for information only and is not a part of the Contract.

Specifications

Contract Holder [SPECIMEN]

Group Annuity Contract Number [SPECIMEN]

Type of Plan [SPECIMEN]

Participant [SPECIMEN]

Certificate Number [SPECIMEN]

Right to Cancel

You may cancel your participation in the group Contract within twenty (20) calendar days of receiving this Certificate by returning it to the Company at the address shown above, or to the agent from whom it was purchased.  Within seven (7) calendar days of receiving the cancellation request at its Home Office, the Company will return the Individual Account value as of the next Valuation Date, plus any fees or charges deducted from Contributions received or from the Individual Account value.

/s/Charles P. Nelson	/s/Jennifer M. Ogren
[President]	[Secretary]

THE VARIABLE FEATURES OF THE CONTRACT ARE DESCRIBED IN SECTIONS 3 AND 9.

With respect to the values of the Separate Account, other than the nonunitized Separate Account described herein, the variable components of this Contract are not covered by an insurance guaranty fund or other solvency protection arrangement because this Contract provides that the investment risk for the variable components is borne by the policyholder.

All payments and values provided by the group Contract, when based on the investment experience of the Separate Account, are variable and are not guaranteed as to fixed dollar amount.  The availability of guaranteed term/interest periods, as shown on the schedule page, is only guaranteed for the initial term.  VRIAC reserves the right to change the availability of guaranteed term/interest periods and to limit the premium allocation, transfers and renewals to the guaranteed term/interest period.  Amounts allocated to the Guaranteed Accumulation Account, if withdrawn before a guaranteed term maturity date, may be subject to a market value adjustment.  The market value adjustment may result in an increase, or a decrease, in the Individual Account value.

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Table of Contents

Page

Contract Schedule I. Accumulation Phase	S I - 1

Contract Schedule II. Annuity Phase	S II - 1

Definitions	1

Section 1. General Contract Provisions	3

1.01	Entire Contract .............................................................................................................................	3
1.02	Nonparticipating Contract .............................................................................................................	3
1.03	Control of Contract ......................................................................................................................	3
1.04	Certificate ....................................................................................................................................	3
1.05	Incontestability ............................................................................................................................	3
1.06	Grace Period ...............................................................................................................................	3
1.07	Change of Contract ......................................................................................................................	3
1.08	Payments ....................................................................................................................................	4
1.09	Deferral of Payment .....................................................................................................................	4
1.10	Proof of Age ...............................................................................................................................	4
1.11	Evidence of Survival ....................................................................................................................	4
1.12	Misstatements and Adjustments ...................................................................................................	5
1.13	Reports .......................................................................................................................................	5
1.14	State Laws ..................................................................................................................................	5
1.15	Claims of Creditors ......................................................................................................................	5
1.16	Maintenance Fee …......................................................................................................................	5
1.17	Charges for Additional Services ...................................................................................................	5
1.18	Charges Subject to Change ..........................................................................................................	5
1.19	Nonwaiver ………………………………………..…………………………………………………………	5
1.20	Participant Independent Judgement ……………………………………………………………………	6

Part I. Accumulation Phase	6

Section 2. Contributions and Individual Account Value	6

2.01	Contributions ...............................................................................................................................	6
2.02	Premium Tax ...............................................................................................................................	6
2.03	Individual Account .......................................................................................................................	6
2.04	Experience Credit ........................................................................................................................	6
2.05	Individual Account Value ..............................................................................................................	6

Section 3. Separate Account	7

3.01	General .......................................................................................................................................	7
3.02	Funds Available ...........................................................................................................................	7
3.03	Change or Substitution of Funds ..................................................................................................	7
3.04	Accumulation Units ......................................................................................................................	7
3.05	Accumulation Unit Value ...............................................................................................................	7
3.06	Net Investment Factor ..................................................................................................................	7
3.07	Charges to the Separate Account .................................................................................................	8
3.08	Fund Transfers ............................................................................................................................	8
3.09	Withdrawals from the Separate Account ........................................................................................	8

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Page

Section 4. [Fixed Plus Account A]	8

4.01	[Fixed Plus Account A] Minimum Guaranteed Interest Rate ..............................................................	8
4.02	Transfers from the [Fixed Plus Account A].......................................................................................	8
4.03	Partial Withdrawals from the [Fixed Plus Account A].........................................................................	9
4.04	Full Withdrawal of the Total Amount in the [Fixed Plus Account A]...................................................	9
4.05	Waiver of [Fixed Plus Account A] Full Withdrawal Provision ............................................................	9

Section 5. Guaranteed Accumulation Account (GAA)	10

5.01	Nonunitized Separate Account ......................................................................................................	10
5.02	GAA Minimum Guaranteed Interest Rate ........................................................................................	10
5.03	Deposit Period ............................................................................................................................	10
5.04	Guaranteed Term .........................................................................................................................	10
5.05	Guaranteed Term Groups .............................................................................................................	10
5.06	Maturity Date, Maturity Value and Reinvestment ............................................................................	11
5.07	Transfers and Withdrawals from the GAA ......................................................................................	11
5.08	Application of the Market Value Adjustment ..................................................................................	11
5.09	Market Value Adjustment (MVA) ....................................................................................................	12

Section 6. Transfers, Withdrawals and Distributions	12

6.01	Transfers .....................................................................................................................................	12
6.02	Withdrawals .................................................................................................................................	12
6.03	Withdrawal Restrictions Under the Code ........................................................................................	13
6.04	Withdrawal Charge .......................................................................................................................	13
6.05	Waiver of Withdrawal Charge ........................................................................................................	13
6.06	Reinstatement ..............................................................................................................................	13
6.07	Required Distributions ..................................................................................................................	14
6.08	Systematic Distribution Options (SDOs) .......................................................................................	14
6.09	Individual Account Termination .....................................................................................................	14

Section 7. Loans	14

7.01	Loan Availability ..........................................................................................................................	14

Section 8. Death Benefit During the Accumulation Phase	14

8.01	Death Benefit ..............................................................................................................................	14
8.02	Contract Beneficiary .....................................................................................................................	14
8.03	Distribution of Death Benefit ........................................................................................................	15

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Page

Part II. Annuity Phase	15

Section 9. General Provisions	15

9.01	Election .......................................................................................................................................	15
9.02	Change of Annuity Provisions ......................................................................................................	15
9.03	Annuity Options ...........................................................................................................................	15
9.04	Mortality Table .............................................................................................................................	16
9.05	Payments ....................................................................................................................................	17
9.06	Investment Options ......................................................................................................................	17
9.07	Fixed Annuity Minimum Guaranteed Interest Rate ...........................................................................	17
9.08	Variable Annuity Assumed Annual Net Return Rate Election ...........................................................	17
9.09	Variable Annuity Transfers ............................................................................................................	17
9.10	Fund Annuity Units .......................................................................................................................	18
9.11	Fund Annuity Unit Value ...............................................................................................................	18
9.12	Fund Annuity Net Return Factor ....................................................................................................	18
9.13	Death Benefit During the Annuity Phase ........................................................................................	19
9.14	Charges to the Separate Account .................................................................................................	19

Annuity Tables	20

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Contract Schedule I

Accumulation Phase

Control of Contract (see 1.03)

[This is a Contract between the Contract Holder and the Company only to satisfy the purchase requirements of Code Section 403(b)(1).  The Contract Holder has no right, title, or interest in the value of Individual Accounts established under the Contract.

You own all amounts held in your Individual Accounts and may make any choices allowed under the Contract.

The Contract and Individual Accounts are nontransferable and nonassignable except to us in the event of a loan (if allowed under the Contract) or in the event of a qualified domestic relations order as allowed under the Retirement Equity Act of 1984 (REA).]

The Contract Holder must notify us in writing if the Plan is, or becomes, subject to the Employee Retirement Income Security Act of 1974 (ERISA) and/or related law or regulations including REA.  We will rely on the Contract Holder's determination and representation of the applicability of such laws.  If the Plan is subject to ERISA, before we will make a distribution from an Individual Account, the Contract Holder must certify in writing that all applicable REA requirements have been met and that the distribution complies with the Plan.]

Maintenance Fee (see 1.16)

The maintenance fee for each Individual Account is [$X.XX] as of the Effective Date of the Contract and is subject to change (see 1.18).  The fee will never exceed [$30.00].

Contribution Limits (see 2.01)

Each year, Contributions to the Contract are limited to the lesser of:

(a)	The maximum exclusion allowance (MEA) limit under Code Section 403(b); or

(b)	The amount set forth in Code Section 415, generally, 25% of compensation up to $30,000.

In addition, salary reduction Contributions as defined in Code Section 402(g) may not exceed $10,000, or such larger amount as adjusted by the Secretary of the Treasury, unless the alternative limitation under Code Section 402(g)(8) applies.

Separate Account (see 3.01)

Variable Annuity Account C

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Daily Charges to the Separate Account (see 3.07)

Charges to the Separate Account are subject to change (see 1.18).  The charges as of the Effective Date of the Contract are as follows:

Mortality and Expense Risk Charge: [X.XX%] (annual basis)

This charge will never exceed [1.50%] (annual basis)

Administrative Charge: [X.XX%] (annual basis)

This charge will never exceed [0.25%]   (annual basis)

Fixed Interest Options Available (see Section 4, and Section 5)

[Fixed Plus Account A]

[Fixed Plus Account A] Minimum Guaranteed Interest Rate (see 4.01)

The interest rate will never be less than 1% (annual basis).

[Fixed Plus Account A] Annual Transfer and Partial Withdrawal Limit (see 4.02 and 4.03)

[20%]

Waiver of [Fixed Plus Account A] Transfer Limit (see 4.02)

[$2,000]

Waiver of [Fixed Plus Account A] Full Withdrawal Provision (see 4.05)

When a full withdrawal is requested, payment from the [Fixed Plus Account A] is not limited as described in 4.04 when the withdrawal is made:

[(a)

When the amount in the [Fixed Plus Account A] is [$2,000] or less (or, if applicable, as otherwise allowed by the Plan for lump-sum cash-out without your consent) and during the previous [12 months] no amounts have been withdrawn, transferred, taken as a loan (if allowed under the Contract), or used to purchase Annuity payments;

(b)	Due to your death before Annuity payments begin and paid within six months of your death;

(c)	As provided in Section 6.09;

(d)	To purchase Annuity payments on a life-contingent basis or payments for a stated period on a fixed-only basis;

(e)	When you are separated from service, and when:

(1)	Separation from service is documented in a form acceptable to us;
(2)	The amount is paid directly to you; and
(3)

The amount paid for all withdrawals due to separation from service during the previous [12 months] does not exceed [20%] of the average value of all Individual Accounts under the Contract during that period; or

(f)	Due to financial hardship as defined in the Code, and when:

(1)	If applicable, certified by your employer;
(2)	The amount is paid directly to you; and
(3)

The amount paid for all withdrawals due to financial hardship during the previous [12 months] does not exceed [20%] of the average value of all Individual Accounts under the Contract during that period.]

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[Guaranteed Accumulation Account Minimum Guaranteed Interest Rate (see 5.02)

The interest rate will never be less than 0.25% (annual basis).]

[Guaranteed Accumulation Account Guaranteed Term Periods (see 5.04)

Guaranteed Term Periods:  [1 - 10 years].]

Withdrawal Restrictions Under the Code (see 6.03)

Limitations apply to partial and full withdrawals of the "restricted amount" from the Contract as required by Code Section 403(b)(11).  The restricted amount is the sum of:

(1)	Contributions attributable to your salary reduction Contributions ; plus

(2)	The net increase, if any, in the Individual Account value attributable to investment gains and losses and credited interest.

The restricted amount may be partially or fully withdrawn only if one or more of the following conditions are met. You have:

(a)	Separated from service when certified by your employer;

(b)	Attained age 59 1/2;

(c)	Died;

(d)	Become disabled, as defined by the Code;

(e)

Experienced financial hardship as defined by the Code.  The amount available for financial hardship is limited to the lesser of the amount necessary to satisfy the need or Participant salary reduction Contributions; or

(f)	Met other circumstances as otherwise allowed by federal law, regulations or rulings.

In addition, any portion of an Individual Account representing amounts transferred under Internal Revenue Service Revenue Ruling 90-24 from a Code Section 403(b)(7) custodial account will be subject to the restrictions set forth in Code Section 403(b)(7)(A)(ii).

Withdrawal Charge (see 6.04)

A withdrawal charge does not apply.

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Waiver of Withdrawal Charge (see 6.05)

Waivers are not applicable; a withdrawal charge does not apply.

Required Distributions (see 6.07)

Generally distribution must begin by April 1 of the calendar year following the later of the calendar year in which you (1) attain age 70 1/2, or (2) retire.  Further, distribution must begin by the last day of the year in which you attain age 75 or retire, whichever is later.

The entire Individual Account value must be distributed, or begin to be distributed, over your life or life expectancy of you, or the joint life expectancies of you and a beneficiary.

Individual Account Termination Amount (see 6.09)

[$5,000]

Loans (see 7.01)

[Loans are available under the Contract.]

Contract Beneficiary (see 8.02)

[The Contract beneficiary is named by you.]

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Contract Schedule II

Annuity Phase

Payment Period (see 9.03)

The period for which we will guarantee Annuity payments must be at least [five] years and no more than [30] years.

Mortality Table (see 9.04)

[Society of Actuaries' 1983 Table a]

Maximum Number of Funds (see 9.06)

The maximum number of Funds is [four].

Fixed Annuity Minimum Guaranteed Interest Rate (see 9.07)

[3%] (annual basis)

Number of Annual Transfers Among Funds (see 9.09)

Each calendar year, we allow [twelve] transfers among funds.

Daily Charges to the Separate Account (see 9.14)

Charges to the Separate Account will never be more than the following:

Mortality and Expense Risk Charge:  [1.25%] (annual basis)

Administrative Charge: [0.25%] (annual basis)

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Definitions

Accumulation Phase

The time between an Individual Account Effective Date and the date on which the entire Individual Account value is used to purchase Annuity payments, or otherwise distributed.

Voya Retirement Insurance and Annuity Company (VRIAC)

Voya Retirement Insurance and Annuity Company ("we," and "our," and "us," and "the Company" refer to VRIAC).

Annuitant

The person whose life expectancy determines the amount and/or duration of the payments under a life-contingent Annuity option.

Annuity

Payment of an income:

(a)	For a stated period;

(b)	For the life of one or two people; or

(c)	Some combination of (a) and (b).

A fixed Annuity is one in which the payment amount does not vary.  A variable Annuity is one in which the payment amount may vary based on the net investment results of the Funds.

Annuity Phase

The time during which we make Annuity payments.

Business Day

Each day our Home Office is open for business.

Code

The Internal Revenue Code of 1986, as it is amended from time to time.

Contract

The agreement between the Company and the Contract Holder.

Contract Holder

The entity, or person, named in the specifications section on the face page, to which the Contract is issued.

Contribution

The payment made to us during the Accumulation Phase.  The Contribution may be reduced by any applicable premium tax due.

Effective Date

The date on which we issue the Contract or establish an Individual Account.

Fixed Interest Options

Investment options, including the [Fixed Plus Account A] and, if applicable, the Guaranteed Accumulation Account that credit interest.  The Fixed Interest Options available during the Accumulation Phase are shown on Contract Schedule I under Fixed Interest Options Available.

[Fixed Plus Account A]

A Fixed Interest Option.  Limitations apply to withdrawals from the [Fixed Plus Account A].  The [Fixed Plus Account A] is an obligation of our General Account. References to the “Fixed Account” or “Fixed Plus Account” in any endorsements that may be attached to this Certificate means “[Fixed Plus Account A]”.

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Fund

A variable Investment Option available under the Contract.  The Funds are open-end registered investment management companies (mutual funds) in which the Separate Account invests.

General Account

The account that holds our assets other than those held in the Separate Account or Nonunitized Separate Account.

Guaranteed Accumulation Account (GAA)

A Fixed Interest Option that may be available during the Accumulation Phase.  Under this option, we guarantee specified rates of interest for specified periods of time. Amounts allocated to the Guaranteed Accumulation Account are held in the Nonunitized Separate Account.

Good Order

Instructions that are complete and clear enough to allow us to act without exercising discretion.

Individual Account

An account, or accounts (including, if applicable, employer and employee accounts) established for you to maintain a record of transactions and the value of Contributions as invested.

Investment Options

The Funds and Fixed Interest Options available under the Contract.

Maturity Date

The last day of a GAA guaranteed term.

Nonunitized Separate Account

A separate account that holds assets allocated to the Guaranteed Accumulation Account.

Participant

The person who is covered under the retirement Plan or program for which the Contract is issued and who has an interest in the Contract ("you" and "your" refer to the Participant).  The name of the Participant is shown in the specification section on the face page of this Certificate.

Plan

The retirement plan or program for which the Contract is issued.

Premium Tax

Any tax assessed by any governmental entity on Contributions or amounts used to purchase Annuity payments.

Separate Account

An account that buys and holds shares of the Funds through its subaccounts.

Valuation Date

The date and time at which accumulation unit values and Annuity unit values are calculated.  Currently, this calculation is made after the close of business of the New York Stock Exchange on any normal business day, Monday through Friday, that the New York Stock Exchange is open.

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Section 1. General Contract Provisions

1.01	Entire Contract

The entire Contract consists of the Contract, any attachments and any endorsements incorporated.

The Plan, if applicable, is not part of the Contract and the Company is not bound by its terms.

1.02	Nonparticipating Contract

The Contract is nonparticipating.  The Contract Holder, you or a Contract beneficiary have no right to share in our earnings.

1.03	Control of Contract

Control of the Contract is as shown on Contract Schedule I under Control of Contract.

1.04	Certificate

Any certificate summarizes Contract provisions; it is for information only and is not part of the Contract.  We will provide certificates as required by state law in the state where the Contract is delivered and as allowed under the Plan.

1.05	Incontestability

We will not cancel the Contract because of any error of fact.

1.06	Grace Period

Except as provided in 8.09, the Contract and all Individual Accounts will remain in effect even if Contributions are not continued.

1.07	Change of Contract

Only a Company officer at the level of Vice President or higher, or an officer with written delegation of authority from a Vice President or higher officer, may change the terms of the Contract.  No other Company officer, employee, agent or representative can change the Contract.

Except as noted below, the Contract may be changed at any time by written mutual agreement between the Contract Holder and the Company.  For changes we initiate requiring Contract Holder consent, we notify the Contract Holder 60 calendar days in advance of the change and consider that the Contract Holder has agreed to the change unless we receive written notice that the Contract Holder does not agree to the change at least 30 calendar days before the date the change becomes effective.

If we propose a change requiring Contract Holder consent and the Contract Holder does not agree to the change, we have the right to not establish new Individual Accounts and to stop accepting Contributions to existing Individual Accounts.

We will not reduce the minimum guaranteed interest rate for the [Fixed Plus Account A].

We have the right to change the following without Contract Holder consent:

(a)

Net Investment Factor (see 3.06)

We may change the net investment factor by notifying the Contract Holder in writing at least 30 calendar days before the change becomes effective.  If we do this, the change will apply only to Individual Accounts established, and Contributions received, after the date the change becomes effective.

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(b)

Guaranteed Accumulation Account (GAA) market value adjustment (see 7.09)

We may change the GAA market value adjustment by notifying the Contract Holder in writing at least 90 calendar days before the change becomes effective.  If we do this, the change will apply only to guaranteed terms offered in deposit periods after the date the change becomes effective.

(c)

Systematic Distribution Options (see 8.08)

We may change systematic distribution options by notifying the Contract Holder in writing at least 30 calendar days before the change becomes effective.  If we do this, the change will not apply to you or beneficiaries receiving payments under an option before the date the change becomes effective.

(d)

Annuity Options (see 11.03)

We may change Annuity options by notifying the Contract Holder in writing at least 30 calendar days before the date the change becomes effective.  If we do this, the change will not take effect until at least 12 months after the Effective Date of the Contract, or until at least 12 months after any previous change.  Any change will not apply to you or beneficiaries receiving Annuity payments before the date the change becomes effective.

(e)

Mortality Table (see 11.04)

We may change the mortality table by notifying the Contract Holder in writing at least 30 calendar days before the date the change becomes effective.  If we do this, the new table will not apply to Individual Accounts established before the date the change becomes effective.

In addition, we may change the Contract as required to comply with state and federal law without Contract Holder consent by notifying the Contract Holder at least 30 calendar days before the date the change becomes effective.

Any unilateral change will not apply to Individual Accounts established before the date the change becomes effective, but will apply to Individual Accounts established on or after the date the change becomes effective. If we make a unilateral change, the Contract Holder or you, as applicable, are permitted to terminate participation in the Contract before the date the change becomes effective under the terms of the Contract in effect prior to the date the change becomes effective.

As required by law, we will make any change of Contract by endorsement, which may be subject to regulatory approval in the state where the Contract is delivered.

1.08	Payments

We make payments as directed by the Contract Holder or you, as applicable.  Payment requests must be in writing or as we otherwise allow in our administrative practice.  We determine the amount of any payment based on the Individual Account value as of the next Valuation Date following our receipt of a payment request in Good Order at our Home Office.  Generally, we make payments within seven calendar days.

1.09	Deferral of Payment

We may defer payment up to a period of six months or as otherwise provided by state and/or federal law.

1.10	Proof of Age

If a life-contingent Annuity option is elected, we may require proof of the age of an Annuitant.

1.11	Evidence of Survival

We may require proof that any Annuitant under a life-contingent Annuity option is living.

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1.12	Misstatements and Adjustments

If we learn that the age of any Annuitant or second Annuitant is misstated, we will use the correct age to adjust payments.  We reserve the right to obtain reimbursement, or to adjust future payments for any amount we overpaid.  We will pay the amount of any underpayment.

1.13	Reports

Each calendar year we provide the Contract Holder or you, as applicable, at his or her last address known to the Company with a report of the Individual Account value as of a date not more than four months, prior to the date of mailing.  The value reported will include the current value of any Fixed Interest Option as well as the value after application of any market value adjustments.  We also provide an annual report for the Separate Account.

1.14	State Laws

The Contract complies with the laws of the state in which it is delivered.  Any cash, death or Annuity payments are equal to or greater than the minimum required.  To determine legal reserve valuation, we use Annuity tables as required by law; such tables may be different from those we use to determine Annuity payments.

1.15	Claims of Creditors

Individual Accounts are not subject to the claim of any creditor of the Contract Holder, you or a beneficiary, except to the extent permitted by law.

1.16	Maintenance Fee

We may deduct an annual maintenance fee during the Accumulation Phase.

The amount of the maintenance fee, if any, for the Contract will never be more than the amount shown on Contract Schedule I under Maintenance Fee.

The fee, if any, is deducted proportionately from each Investment Option in which the Individual Account is invested on the anniversary of the Individual Account Effective Date.  The fee is also deducted if the entire Individual Account value is withdrawn.

If you have more than one Individual Account, we may deduct the fee proportionately from all Individual Accounts.  We may eliminate the fee for an Individual Account established with one lump sum Contribution.

1.17	Charges for Additional Services

At the request of the Contract Holder, we, or our authorized representatives, may provide administrative services to the Plan.  We reserve the right to charge for such services.

1.18	Charges Subject to Change

The maintenance fee (see 1.16) and charges to the Separate Account during the Accumulation Phase (see 3.07) may vary (increase, decrease, or be eliminated) based on the total assets held in all Individual Accounts under the Contract.  In determining total assets, we may aggregate Individual Accounts established under different Company Contracts.  The aggregate amount is equal to the sum of assets in all Individual Accounts under the Contract, plus the value of Individual Accounts under other Company Contracts of the same class issued to the Contract Holder.  We may determine the amount of the maintenance fee and/or charges to the Separate Account based on total assets on an annual basis.  We will determine initial charges based on our estimate of the amount that will be allocated to the Contract during a period mutually agreed upon by the Contract Holder and us.

1.19	Nonwaiver:

Failure by the Company to exercise a right or reservation specified in the Contract shall not constitute a waiver of such right or such reservation at any subsequent time.

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1.20	Participant Independent Judgment:

The Contract Holder or its agent(s) agrees that Participants will exercise their own independently determined judgments, without influence or direction by the Contract Holder, or such agent(s), in regard to their actions under the Plan. Upon request by the Company, the Contract Holder or its agent(s) will furnish us with copies of communications to Participants concerning the Plan. We reserve the right to treat any action under this Contract as non-Participant directed, if it appears from the circumstances that the Participants' actions were influenced by the Contract Holder or its agent(s).

Part I.  Accumulation Phase

Section 2. Contributions and Individual Account Value

2.01	Contributions

We allocate Contributions in whole percentages among the Investment Options available as directed by the Contract Holder or you, as applicable.  Changes in future Contribution allocation may be made at any time without charge.  The Contract Holder or you, as applicable, may also establish an Individual Account with one lump sum Contribution.

We reserve the right to establish minimum Contribution amounts and to refuse to accept any Contribution.

Contributions to Individual Accounts may be limited as provided in the Code.  The limits, if any, are shown on Contract Schedule I under Contribution Limits.

2.02	Premium Tax

No premium taxes apply to Contracts delivered in Texas.

2.03	Individual Account

We will establish an Individual Account for you.

If required, we will provide accounts that distinguish between your employer's and your Contributions.

2.04	Experience Credit

We may apply experience credits (investment, administrative, mortality or other) under the Contract and may apply such credits as:

(a)	A reduction in the maintenance fee;

(b)	A reduction in the mortality and expense risk charge to the Separate Account;

(c)	A reduction in the administrative charge to the Separate Account; and

(d)	An increase in a Fixed Interest Option interest rate.

We will apply experience credits at our sole discretion as we deem appropriate for the class of contracts to which the Contract is issued.

2.05	Individual Account Value

As of the most recent Valuation Date, the Individual Account value is equal to the total of all Contributions:

(a)	Plus any interest added on the amount, if any, allocated to a Fixed Interest Option(s);

(b)	Plus or minus the investment experience on the amount, if any, held in the Separate Account;

(c)	Minus any applicable maintenance fees, any amounts withdrawn, or used to purchase Annuity payments, or any applicable premium tax; and

(d)	Minus any applicable fees or charges deducted.

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Section 3. Separate Account

3.01	General

The Separate Account, established under Title 38a, Section 38a-433 of the Connecticut General Statutes,  buys and holds shares of the Funds available under the Contract.  The Separate Account is registered as a unit investment trust under the Investment Company Act of 1940.

We own the assets held in the Separate Account; we are not a trustee of those assets.  Income, gains or losses, realized or unrealized, are credited to or charged against the Separate Account without regard to our other income, gains or losses. Separate Account assets, to the extent of reserves and other Contract liabilities, cannot be charged with liabilities arising out of any other business we conduct.

3.02	Funds Available

We reserve the right to limit the number of Funds in which an Individual Account may be invested, at one time or cumulatively, during the Accumulation Phase and/or Annuity Phase.

3.03	Change or Substitution of Funds

We reserve the right to stop offering any Fund or to add Funds.  We may substitute shares of a Fund for shares of another Fund.  We will provide the Contract Holder with reasonable advance notice of any elimination, addition or substitution of a Fund.  If the Plan is subject to ERISA, we will seek Contract Holder consent in advance of any Fund substitution.  Consent will be deemed given unless, following notice of substitution and within a prescribed time period, the Contract Holder notifies us in writing that it does not consent and provides us with alternative investment instructions for the shares that would otherwise be affected by the substitution.

3.04	Accumulation Units

Each Contribution allocated to one or more of the Funds is credited to an Individual Account as accumulation units.  The number of accumulation units is calculated by dividing the amount of the Contribution allocated to the Fund by the accumulation unit value (see 3.05) as of the next Valuation Date following our receipt of the Contribution in Good Order at our Home Office.

3.05	Accumulation Unit Value

The value of each accumulation unit for any Fund for each Valuation Date is computed by multiplying the net investment factor (see 3.06) by the accumulation unit value for such Valuation Date.

Accumulation unit values may increase or decrease from Valuation Date to Valuation Date.

3.06	Net Investment Factor

The net investment factor is used to compute the accumulation unit value for any Fund.

For each Valuation Date, for each Fund, the net investment factor is equal to 1.0000000, plus the net return rate.

The net return rate equals:

[a - b - c]
------------- - e
d

Where:

a is	the value of the shares of the Fund held by the Separate Account on the current Valuation Date;
b is	the value of the shares of the Fund held by the Separate Account on the prior Valuation Date;
c is	taxes or provisions for taxes, if any, on the Separate Account (with any federal income tax liability offset by foreign tax credits to the extent allowed);

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d is	the total value of the accumulation units and Annuity units of the Separate Account on the prior Valuation Date; and
e is	Separate Account daily charges for mortality and expense risk and a daily administrative charge as shown on Contract Schedule I under Daily Charges to the Separate Account.

The net return rate may be greater or less than zero percent.

3.07	Charges to the Separate Account

During the Accumulation Phase, we may deduct a mortality and expense risk charge from the Individual Account value invested in the Separate Account.  In addition, we reserve the right to impose an administrative charge.

The charges to the Separate Account are shown on Contract Schedule I under Daily Charges to the Separate Account and are deducted daily.

3.08	Fund Transfers

During the Accumulation Phase, any portion or all of the Individual Account value held in a Fund may be transferred to any other Fund or any available Fixed Interest Option.  The Individual Account value will be based on the Fund's accumulation unit value next determined after we receive a transfer request in Good Order.

3.09	Withdrawals from the Separate Account

If the Contract Holder or you, as applicable, request a partial or full withdrawal (see 6.02) from the Funds, a withdrawal charge may apply (see 6.04).

Section 4. [Fixed Plus Account A]

The following provisions apply if the [Fixed Plus Account A] is available as shown on Contract Schedule I under Fixed Interest Options Available.

4.01	[Fixed Plus Account A] Minimum Guaranteed Interest Rate

The [Fixed Plus Account A] minimum guaranteed interest rate is shown on Contract Schedule I under [Fixed Plus Account A] Minimum Guaranteed Interest Rate.

Each calendar year, we will set an annual minimum guaranteed interest rate which will apply to all amounts held in the [Fixed Plus Account A] during the calendar year.  The one year minimum guaranteed interest rate will be established prior to each calendar year and will be made available to the Contract Holder or you, as applicable, in advance of the calendar year.  We, at our discretion, may credit a higher interest rate, which is not guaranteed; we will make the current rate, and the period for which it will be credited, available to the Contract Holder or you, as applicable.

4.02	Transfers from the [Fixed Plus Account A]

During each rolling 12-month period, the percentage shown on Contract Schedule I under [Fixed Plus Account A] Annual Transfer and Partial Withdrawal Limit of the amount in the [Fixed Plus Account A] may be transferred to any available Investment Option.

The amount available for transfer is based on the Individual Account value in the [Fixed Plus Account A] on the date we receive the transfer request in Good Order at our Home Office, reduced by any amount withdrawn, transferred, taken as a loan (if allowed under the Contract) or used to purchase Annuity payments during the 12 months prior to the transfer request.  In addition, we reserve the right to reduce the amount available for transfer by amounts withdrawn under a systematic distribution option.

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Twenty percent of the amount in the [Fixed Plus Account A] may be transferred in each of four consecutive 12 months and the balance transferred in the fifth year subject to the following conditions:

(a)	During the five-year period, no additional amounts are allocated to or transferred from the [Fixed Plus Account A];

(b)

We will include any amount transferred, taken as a loan (if allowed under the Contract) or used to purchase Annuity payments during the prior 12-month period when calculating the amount which equals 20%; and

(c)	We reserve the right to include amounts paid under a systematic distribution option when calculating the amount which equals 20%.

In addition, we reserve the right to waive the transfer limit when the amount in the [Fixed Plus Account A] is less than or equal to the amount shown on Contract Schedule I under Waiver of [Fixed Plus Account A] Transfer Limit.

4.03	Partial Withdrawals from the [Fixed Plus Account A]

During each rolling 12-month period, the percentage shown on Contract Schedule I under Fixed [Plus Account A] Annual Transfer and Partial Withdrawal Limit may be withdrawn from the [Fixed Plus Account A].

The amount available for withdrawal is based on the Individual Account value in the [Fixed Plus Account A] on the date we receive the withdrawal request in Good Order at our Home Office, reduced by any amount withdrawn, transferred, taken as a loan (if allowed under the Contract), or used to purchase Annuity payments during the 12 months prior to the request.  In addition, we reserve the right to reduce the amount available by deducting any amount withdrawn under a systematic distribution option.

The withdrawal limit does not apply when the partial withdrawal is:

(a)	Due to your death during the Accumulation Phase and is made within six months of the date of death (this exception applies to only one partial withdrawal);

(b)	Used to purchase Annuity payments; or

(c)	Due to other conditions as we may allow without discrimination.

4.04	Full Withdrawal of the Total Amount in the [Fixed Plus Account A]

The Contract Holder, or you, as applicable, may withdraw the full amount held in the [Fixed Plus Account A].  When we receive a request for a full withdrawal, no additional transfers, partial withdrawals or loans (if allowed under the Contract) are allowed.  The withdrawal will be made as follows:

(a)

One-fifth of the Individual Account value in the [Fixed Plus Account A] as of the date we receive the withdrawal request in Good Order at our Home Office reduced by the amount, if any, transferred, withdrawn, taken as a loan (if allowed under the contract) or used to purchase Annuity payments during the prior 12 months; then

(b)	One-fourth of the remaining amount 12 months later; then

(c)	One-third of the remaining amount 12 months later; then

(d)	One-half of the remaining amount 12 months later; then

(e)	The balance of the Individual Account value in the [Fixed Plus Account A] 12 months later.

No withdrawal charge applies to amounts withdrawn.

The Contract Holder or you, as applicable, may cancel a full withdrawal request from the [Fixed Plus Account A] at any time.

4.05	Waiver of [Fixed Plus Account A] Full Withdrawal Provision

When a full withdrawal is requested, payment from the [Fixed Plus Account A] is not limited as described in 4.04 when the withdrawal is as noted on Contract Schedule I under Waiver of [Fixed Plus Account A] Full Withdrawal Provision.

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Section 5. Guaranteed Accumulation Account (GAA)

The following provisions apply if the Guaranteed Accumulation Account is available as shown on Contract Schedule I under Fixed Interest Options Available.

5.01	Nonunitized Separate Account

The Nonunitized Separate Account is established under Title 38a, Section 38a-433 of the Connecticut General Statutes.  There are no discrete units for this account.  We own the assets held in the Nonunitized Separate Account; we are not a trustee of those assets.  The Contract Holder or Participant does not participate in the investment gain or loss from assets held in the Nonunitized Separate Account.  Such gain or loss is borne entirely by us.  Income, gains or losses, realized or unrealized, are credited to or charged against the Nonunitized Separate Account without regard to our other income, gains or losses. Nonunitized Separate Account assets, to the extent of reserves and other Contract liabilities, cannot be charged with liabilities arising out of any other business we conduct.

5.02	GAA Minimum Guaranteed Interest Rate

All Contributions allocated to a GAA guaranteed term (see 5.04) earn a rate of interest which we determine and which is guaranteed when the Contribution remains in the guaranteed term until the Maturity Date.  If GAA is available, then the rate credited will never be less than the minimum interest rate shown on Contract Schedule I under Guaranteed Accumulation Account Minimum Guaranteed Interest Rate.

For guaranteed terms of one year or less, one guaranteed rate is credited for the full guaranteed term.  For longer guaranteed terms, we may credit an initial guaranteed interest rate from the date of deposit to the end of a specified period within the guaranteed term.  We may credit different interest rates for subsequent specified periods throughout the guaranteed term.

5.03	Deposit Period

A deposit period is the period of time we determine during which we accept allocations (Contributions, transfers, or reinvestments) to one or more guaranteed terms.  We reserve the right to extend the deposit period.

5.04	Guaranteed Term

A guaranteed term is the period of time for which we guarantee the declared interest rate for allocations (Contributions, transfers, or reinvestments) to GAA guaranteed terms.  We may offer guaranteed terms ranging in duration from one to ten years.  During each deposit period, we may offer more than one guaranteed term of varying lengths.  The guaranteed term begins the day after the deposit period ends.  The Contract Holder or you, as applicable, may allocate Contributions or transfers to any or all guaranteed terms available in the current deposit period.

The Company may stop accepting allocations, or allowing amounts to be reinstated to a guaranteed term, at any time upon 30 days' written notice to the Contract Holder. The discontinuance of guaranteed terms for new allocations shall apply to both new and in force Participants, unless the notice specifies otherwise. Unless we receive alternative allocation instructions, amounts directed to, or to be reinvested in, guaranteed terms after the date on which allocations are no longer accepted will be automatically allocated among the other available Investment Options according to the most recent allocation instructions we have on file. If the most recent allocation instructions we have on file do not include any other available Investment Options, we must be provided with alternative allocation instructions.

5.05	Guaranteed Term Groups

A guaranteed term group is comprised of all GAA guaranteed terms of the same duration.

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5.06	Maturity Date, Maturity Value and Reinvestment

The Maturity Date is the last day of a guaranteed term.  The maturity value is the amount we pay at the end of a guaranteed term.  At least 18 calendar days before any guaranteed term Maturity Date, we notify the Contract Holder or you, as applicable, of the projected maturity value and the guaranteed terms (and the guaranteed interest rates for each) available during the then-current deposit period. The Contract Holder, or you, as applicable, may then tell us how to allocate the maturity value.

If the Contract Holder or you, as applicable, do not tell us how to reinvest the maturity value, we reinvest it in a guaranteed term of the same duration if one is available.  If no guaranteed term of the same duration is available, we reinvest the maturity value in the guaranteed term with the next shortest duration.  If no shorter guaranteed term is available, we reinvest the maturity value in the next longest term.  We mail a confirmation of reinvestment.  The confirmation includes the guaranteed term in which we have reinvested the maturity value and the guaranteed interest rate for that term.

If we have reinvested the maturity value, during the month following the Maturity Date, the Contract Holder or you, as applicable, may transfer or withdraw the reinvested amount, with interest earned (as of the date we receive the request) without incurring a market value adjustment (see 5.08).

5.07	Transfers and Withdrawals from the GAA

Except as noted below, the Contract Holder or you, as applicable, may transfer any portion or all of the amount held in the GAA.  Transfers or withdrawals before the Maturity Date may be subject to a market value adjustment (see 5.08).  Amounts invested in a guaranteed term may not be transferred during the deposit period or for a period of 90 calendar days after the close of the deposit period.

Unless directed otherwise, when the Contract Holder or you, as applicable, request a transfer or withdrawal from the GAA, we withdraw amounts proportionately from each guaranteed term in which the Individual Account is invested.  Within a guaranteed term group, we withdraw first from the oldest deposit period and then from the next oldest and so on until the amount requested is withdrawn.

5.08	Application of the Market Value Adjustment

Transfers or withdrawals from the GAA before the Maturity Date are subject to a market value adjustment, except for:

(a)	A one-month period following the Maturity Date on which we have automatically reinvested the value on the Maturity Date;

(b)	Distributions under certain systematic distribution options; and

(c)	When the withdrawal is equal to the minimum distribution amount required under the Code, using a method permitted by the Code and which we offer.

For withdrawals and transfers from the GAA made (1) within six months of your death; or (2) to purchase Annuity payments under a life-contingent Annuity option, the amount withdrawn from the GAA is the greater of:

(a)	The aggregate market value adjustment amount which is the sum of all market value adjusted amounts calculated due to a withdrawal before the Maturity Date (which may be positive or negative); or

(b)	The amount in the GAA.

For withdrawals made after the six month period following death, the withdrawal or transfer amount is the aggregate MVA amount.

A MVA applies to amounts withdrawn to purchase Annuity payment under a period certain Annuity option.

We may change the GAA market value adjustment by notifying the Contract Holder in writing at least 90 calendar days before the change becomes effective.  Any such change will apply only to guaranteed terms offered in deposit periods after the date the change becomes effective and will apply to existing and new Individual Accounts.

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5.09	Market Value Adjustment (MVA)

The market value adjustment reflects any change in yields on U.S. Treasury Notes from the time an amount is allocated to a GAA guaranteed term to the time of a transfer or withdrawal prior to the Maturity Date.  When the market value adjustment is applied, the amount transferred or withdrawn from the GAA is multiplied by a factor which is calculated as follows:

x
-------
365
(1 + i)
-----------------------
x
-------
365
(1 + j)

Where:

i	is the deposit period yield
j	is the current yield
x	is the number of days remaining (computed from Wednesday of the week of withdrawal) in the guaranteed term.

The deposit period yield and the current yield are determined as follows:

Deposit Period Yield

At the close of the last business day of each week of a deposit period, we compute a yield that is the average of the yields on U.S. Treasury Notes which mature in the last three months of the guaranteed term.  The deposit period yield is the average of those yields for the deposit period.  If a withdrawal is made prior to the close of the deposit period, the deposit period yield is the average of the yields of U.S. Treasury Notes for each week preceding the withdrawal. In the event that no U.S. Treasury Notes will mature in the last three months of the guaranteed term, we reserve the right to use the U.S. Treasury Notes that mature in a following quarter.

Current Yield

The Current Yield is the average of the yields of the same U.S. Treasury Notes used to calculate the deposit period yield on the last business day of the week preceding withdrawal.

Section 6. Transfers, Withdrawals and Distributions

6.01	Transfers

During the Accumulation Phase, the Contract Holder or you, as applicable, may transfer all or any portion of the Individual Account value among the available Investment Options.  The Individual Account value on any amount transferred from a Fund will be based on the Fund's accumulation unit value next determined after we receive the transfer request in Good Order at our Home Office.

The Contract Holder or you, as applicable, may request a transfer by properly completing a transfer request form and sending it to our Home Office, or by otherwise complying with our administrative procedures.  We do not currently have a minimum transfer amount; however, we reserve the right to establish a minimum transfer amount.  At such time, notice will be provided to the Contract Holder and you.

6.02	Withdrawals

As allowed by the Plan, if applicable, and subject to provisions of the Code (see 8.03), during the Accumulation Phase, the Contract Holder or you, as applicable, may withdraw any portion or all of the Individual Account value.  For Code Section 403(b) Plans, the Contract Holder or you, as applicable, may transfer the amount withdrawn to another investment provider under the Plan or roll over such amount that qualifies as an eligible rollover distribution in accordance with Code Sections 403(b)(8), 401(a)(31) and 402(c) and applicable regulations.  The Individual Account value of any amount withdrawn from a Fund will be based on the Fund's accumulation unit value next determined after we receive the transfer request in Good Order.

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The Contract Holder or you, as applicable, may request a withdrawal by properly completing a withdrawal request form and forwarding it to our Home Office, or by otherwise complying with our administrative procedures.  Unless the Contract Holder or you, as applicable, requests otherwise, the withdrawal will be made proportionately from the Investment Options in which the Individual Account is invested.

A withdrawal charge may apply to amounts withdrawn (see 6.04).  In addition, a market value adjustment may apply to amounts withdrawn from the GAA (see 5.08 and 5.09) and limitations may apply to withdrawals from the [Fixed Plus Account A] (see 4.04).

6.03	Withdrawal Restrictions Under the Code

The Code may impose restrictions on the amount and timing of withdrawals.  The restrictions applicable to the Contract are shown on Contract Schedule I under Withdrawal Restrictions Under the Code.  Withdrawals that do not comply with the Code may be subject to tax penalties.

6.04	Withdrawal Charge

During the Accumulation Phase, we may deduct a withdrawal charge from the Individual Account value withdrawn.  The charge, if any, is a percentage of the amount withdrawn from the Funds and/or Fixed Interest Options (except, if applicable, the [Fixed Plus Account A]).  The withdrawal charge will never exceed 8.5% of the total amount of Contributions, or the maximum permitted by Financial Industry Regulatory Authority, Inc. (FINRA) rules.

The withdrawal charge, if any, is shown on Contract Schedule I under Withdrawal Charge.

6.05	Waiver of Withdrawal Charge

The withdrawal charge (see 6.04) does not apply in any of the circumstances shown on Contract Schedule I under Waiver of Withdrawal Charge.

In addition, we reserve the right to reduce, waive or eliminate the withdrawal charge.

6.06	Reinstatement

Within 30 calendar days after a withdrawal, the Contract Holder or you, as applicable may elect to reinstate all or a portion of the proceeds of a full withdrawal if allowed by applicable law.  We must receive the reinstated amount within 60 calendar days of the withdrawal.

Any maintenance fee and withdrawal charge imposed at the time of the withdrawal is included in the reinstatement.  If only a portion of the amount withdrawn is reinstated, the amount of any maintenance fee and withdrawal charge deducted will be restored proportionally.  The amount of any market value adjustment deducted from any amount withdrawn from GAA is not included in the amount reinstated.

Any amount reinstated to the GAA will be credited to guaranteed terms available in the current deposit period.  We will reinvest it in a guaranteed term of the same duration if one is available.  If no guaranteed term of the same duration is available, we reinvest the maturity value in the guaranteed term with the next shortest duration.  If no shorter guaranteed term is available, we reinvest the maturity value in the next longest term.

Amounts are reinstated among the Investment Options in the same proportion as they were held at the time of withdrawal.  Any maintenance fee which falls due after the withdrawal and before the reinstatement is deducted from the amount reinstated.

The number of accumulation units reinstated to any Fund is based on the accumulation unit values next computed after we receive the reinstatement request in Good Order at our Home Office.

Reinstatement is permitted only once.

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6.07	Required Distributions

While an Individual Account remains in the Accumulation Phase, the Code may require distribution of all or a portion of the Individual Account value.  The Contract Holder, you or Contract beneficiary, as applicable, must tell us when to begin distributions.  We have no responsibility for adverse tax consequences as the result of the Contract Holder, you or Contract beneficiary, as applicable, not complying with minimum distribution requirements.

The distribution requirements, if any, are shown on Contract Schedule I under Required Distributions.

Generally, to meet distribution requirements, the Contract Holder, you or Contract beneficiary, as applicable, may request partial withdrawals, a systematic distribution option (see 6.08) or an Annuity option.

6.08	Systematic Distribution Options (SDOs)

During the Accumulation Phase, we may offer one or more distribution options under which we make regularly scheduled automatic partial distributions of the Individual Account value.  To request a SDO, the Contract Holder, you or Contract beneficiary, as applicable, must complete a SDO election form and forward it to our Home Office.

Each option is available without discrimination to any class of Contracts.  The availability of any specific option may be subject to terms and conditions applicable to that option.  We may discontinue the availability of a SDO option for future election.  Payments will, however, continue to Participants who elected the option before the date it is no longer available.

6.09	Individual Account Termination

If the Individual Account value is an amount equal to or less than the amount shown on Contract Schedule I under Individual Account Termination Amount and we have received no Contributions for 12 months, we reserve the right to terminate an Individual Account.  Before we do this, we notify the Contract Holder or you, as applicable, 90 calendar days in advance.  When we terminate an Individual Account, we do not deduct a withdrawal charge.  We do not exercise this right when the Individual Account value is equal to or less than the amount shown on Contract Schedule I under Individual Account Termination Amount due to investment performance.

Section 7. Loans

7.01	Loan Availability

Contract Schedule I indicates whether loans are available under the Contract.  If available, a loan endorsement is included as part of the Contract.

Section 8. Death Benefit During the Accumulation Phase

8.01	Death Benefit

If you die during the Accumulation Phase, we pay a death benefit.  The amount of the death benefit is the Individual Account value as of the next Valuation Date following our receipt of acceptable proof of death at our Home Office (see 5.08 for amounts in the GAA).

8.02	Contract Beneficiary

The Contract beneficiary is shown on Contract Schedule I under Contract beneficiary.  Generally, you may name a beneficiary under the Plan (the Plan beneficiary).  If allowed by the Plan, when designating the beneficiary, the Contract Holder or you, as applicable, may specify, the form of payment as permitted by the Code.  The Contract beneficiary and the form of payment, if applicable, may be designated or changed in writing or as we may otherwise allow in our administrative procedures.

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8.03	Distribution of Death Benefit

Generally, if the Plan beneficiary is your surviving spouse, distribution of the death benefit must begin no later than the year you would have attained age 70 1/2 or any other date allowed under federal law or regulations. If the surviving spouse dies before the distribution to such spouse begins, then the surviving spouse will be treated as if he/she were the Participant.

If the Plan beneficiary is not your surviving spouse, generally, the death benefit must be used to purchase Annuity payments within one year of the year of your death or otherwise paid within five years of the year of your death.

Annuity payments to a Plan beneficiary may not extend beyond the period specified in the Code.

Part II.  Annuity Phase

Section 9. General Provisions

9.01	Election

The Contract Holder, you, or Contract or Plan beneficiary, as applicable, may elect an Annuity option by properly completing an election form and forwarding it to our Home Office no later than 30 calendar days before the desired first Annuity payment date.  All Annuity option elections must comply with any Plan requirements and regulatory requirements including the Code minimum distribution requirements.

All or any portion of the Individual Account value (after the deduction of any applicable premium tax) may be used to purchase Annuity payments (for amounts from the GAA, see 5.08).

The Contract Holder, you, or Contract or Plan beneficiary, as applicable, must also select an Annuity option (see 9.03) and the Investment Options (see 9.06).

Once payments begin, an Annuity option may not be revoked, nor may any amount be withdrawn except as noted below.

9.02	Change of Annuity Provisions

We reserve the right to change or eliminate Annuity options (see 9.03) and to change the mortality table (see 9.04) we use to calculate payment rates for life-contingent Annuity payments.  If we do this, any change will not take effect until at least 12 months after the Contract Effective Date, or until at least 12 months after any previous change.  A change to Annuity options or the mortality table used to calculate payment rates will not apply to Individual Accounts established before the date the change becomes effective.

9.03	Annuity Options

The Contract Holder, you, or Contract or Plan beneficiary, as applicable, must elect one of the following:

Option 1: Payments for a Stated Period

This option provides payments for a stated period.  The number of years in the stated period must fall within the range shown on Contract Schedule II under Payment Period.

If payments for this option are under a Variable Annuity, the present value of any remaining payments may be withdrawn at any time.  If a withdrawal is requested within five years of the first payment, the lump-sum payment is treated as a withdrawal during the Accumulation Phase and any applicable withdrawal charge applies (see 6.04).

If the payments are fixed-only, an annual increase of one, two or three percent (compounded annually) may be elected at the time the Annuity option is chosen (if permitted by the Code).

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Option 2: Life Income for One Annuitant

This option provides payments for the life of the Annuitant.  If this option is elected, the Contract Holder, you, or Contract or Plan beneficiary, as applicable, must also choose one of the following:

(a)	Payments cease at the death of the Annuitant; or

(b)	Payments are guaranteed for a period within the range shown on Contract Schedule II under Payment Period; or

(c)

Fixed-only cash refund: at the death of the Annuitant, the beneficiary receives a lump-sum payment in an amount equal to the amount applied to the Annuity (minus any applicable premium tax), minus the amount of payments made to the Annuitant.

Under (a) or (b), if the payments are fixed-only, an annual increase of one, two or three percent (compounded annually) may be elected at the time the Annuity option is chosen (if permitted by the Code).

Option 3: Life Income for Two Annuitants

This option provides payments for the lives of the Annuitant and a second Annuitant.  Payments continue until both Annuitants have died.  If this option is elected, the Contract Holder, you, or Contract or Plan beneficiary as applicable, must also choose one of the following:

(a)	100% of the payment amount to continue after the first death; or

(b)	66 2/3% of the payment amount to continue after the first death; or

(c)	50% of the payment amount to continue after the first death; or

(d)

100% of the payment amount to continue after the first death with payments guaranteed to the beneficiary after the second death for a period within the range shown on Contract Schedule II under Payment Period; or

(e)	100% of the payment amount to continue at the death of the specified second Annuitant and 50% of the payment amount to continue at the death of the specified Annuitant; or

(f)

100% of the fixed-only payment amount to continue after the first death with a cash refund to the Contract beneficiary after the second death.  The amount of the cash refund is equal to the amount applied to the Annuity (minus any applicable premium tax), minus the amount of payments made.

Under (a) or (d), if the payments are fixed-only, an annual increase of one, two or three percent (compounded annually) may be elected at the time the Annuity option is chosen (if permitted by the Code).

Other Options

As allowed under applicable state law, we reserve the right to make other options available.

9.04	Mortality Table

The mortality table for the Contract is shown on Contract Schedule II under Mortality Table.

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9.05	Payments

The first payment amount must be at least $50 per month or $250 per year.  We reserve the right to increase the minimum first payment amount, if allowed by state law, based on increases reflected in the Consumer Price Index-Urban (CPI-U).

To calculate the first payment of a variable Annuity or the guaranteed payments for a fixed Annuity, we will use the Annuitant's adjusted age and, if applicable, the second Annuitant's adjusted age.  The Annuitant's adjusted age and, if applicable, the second Annuitant's adjusted age is the person's age as of the birthday closest to the day Annuity payments begin, reduced as follows:

(a)	Reduced by one year for payments before [January 1, 2019];

(b)	Reduced by two years for payments beginning during the period from [January 1, 2019 through December 31, 2029];

(c)	Starting on [January 1, 2030], reduced by one additional year for payments beginning in each succeeding decade.

If a fixed Annuity is elected, we will use the applicable current settlement option rates if they will provide higher fixed Annuity payments.

9.06	Investment Options

When an Annuity option is elected, the Contract Holder, you, or Contract or Plan beneficiary, as applicable, must elect:

(a)	A fixed Annuity for which the underlying investment is our General Account;

(b)	A variable Annuity for which the underlying investment is one or more of the available Funds; or

(c)	A combination of (a) and (b).

For a variable Annuity, the maximum number of Funds available during the Annuity Phase is shown on Contract Schedule II under Maximum Number of Funds. The Funds available during the Annuity Phase might not be the same as those available during the Accumulation Phase.

9.07	Fixed Annuity Minimum Guaranteed Interest Rate

For a fixed Annuity, the interest rate will never be less than the minimum guaranteed rate shown on Contract Schedule II under Fixed Annuity Minimum Guaranteed Interest Rate.

9.08	Variable Annuity Assumed Annual Net Return Rate Election

If a variable Annuity is elected, the Contract Holder, or you, as applicable must also elect an assumed annual net return rate of 3.5% or 5%.  The initial Annuity payment for the option elected will reflect the assumed annual net return rate.  If subsequent Annuity payments are to remain level, the Separate Account must earn this rate, plus enough to cover the mortality and expense risk charge shown on Contract Schedule II under Daily Charges to the Separate Account plus any applicable administrative charge.

9.09	Variable Annuity Transfers

If a variable Annuity is elected, the Contract Holder, you, or Contract or Plan beneficiary, as applicable, may request that we transfer all or a portion of the amount allocated to a Fund to any other available Fund.  Transfer requests must be expressed as a percentage of the allocation among the Funds on which the variable payment is based.  The number of transfers allowed each calendar year is shown on Contract Schedule II under Number of Annual Transfers Among Funds.  We reserve the right to allow additional transfers.  Transfers are effective as of the next Valuation Date following our receipt of a transfer request in Good Order at our Home Office.

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9.10	Fund Annuity Units

The number of Fund Annuity units is based on the amount of the first variable Annuity payment which is equal to:

(a)	The portion of the Individual Account value (minus any applicable premium tax) used to purchase a variable Annuity; divided by

(b)	One thousand; multiplied by

(c)	The payment rate for the option chosen.

Such amount, or portion of the variable payment will be divided by the appropriate Fund's, or Funds', Annuity unit value (see 9.11) on the tenth Valuation Date before the due date of the first payment to determine the number of Fund Annuity units.  The number of each Fund's Annuity units remains fixed unless changed by a subsequent Fund transfer or if the Annuity option provides for a change in units (i.e., under life income for two annuitants option after the first death).  Each future payment is equal to the sum of the products of each Fund's Annuity unit value multiplied by the appropriate number of units.  The Fund Annuity unit value on the tenth Valuation Date before the payment due date is used.

9.11	Fund Annuity Unit Value

For any Valuation Date, a Fund's Annuity unit value is equal to:

(a)	The Annuity unit value for the prior Valuation Date; multiplied by

(b)	The Annuity unit net return factor (see 9.12) for the current Valuation Date; multiplied by

(c)	A factor to reflect the assumed annual net return rate. The factor for an assumed annual net return rate of 5% is 0.9998663; for 3.5% it is 0.9999058.

The dollar value of a Fund Annuity unit and the amount of a variable Annuity payment may increase or decrease due to investment gain or loss.  We will not change the payment amount due to changes in mortality, expense results, or the administrative charge.

9.12	Fund Annuity Net Return Factor

The Annuity net return factor(s) are used to compute all variable Annuity payments for any Fund.

The net return factor(s) for each Fund is equal to 1.0000000 plus the net return rate.

The net return rate equals:

[a - b - c]
------------- - e
d

Where:

a is	the value of the shares of the Fund held by the Separate Account on the current Valuation Date;
b is	the value of the shares of the Fund held by the Separate Account on the prior Valuation Date;
c is	taxes or provisions for taxes, if any, on the Separate Account (with any federal income tax liability offset by foreign tax credits to the extent allowed);
d is	the total value of the accumulation units and Annuity units of the Separate Account on the prior Valuation Date;
e is	Separate Account daily charges for mortality and expense risk and a daily administrative charge as shown on Contract Schedule II under Daily Charges to the Separate Account.

A net return rate may be more or less than 0%.  The value of a share of a Fund is equal to the net assets of the Fund divided by the number of shares outstanding.

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9.13	Death Benefit During the Annuity Phase

The Contract Holder or you, as applicable, must name a beneficiary for the Annuity Phase.  Unless not allowed by the Plan, or restricted by the Contract Holder, or you, as applicable, the beneficiary may name a beneficiary.

If an Annuitant(s) dies, any remaining guaranteed payments continue to the beneficiary.  Payments are made at least as rapidly as provided by the option in effect at the death of the Annuitant. Annuity payments to a beneficiary may not extend beyond (1) the life of the beneficiary, or (2) any period certain greater than the beneficiary's life expectancy as determined by the Code.

The beneficiary may also elect a lump-sum payment equal to the present value of any remaining payments.

The interest rate used to determine the first Annuity payment is used to calculate the present value.  The present value is determined as of the next Valuation Date following our receipt of acceptable proof of death and a written claim for the death benefit.

Unless not allowed by the Plan or restricted by the Contract Holder, or you, as applicable, if the beneficiary dies while receiving payments, the present value of any remaining guaranteed payments is paid in a lump-sum to the beneficiary's beneficiary or to the beneficiary's estate.

9.14	Charges to the Separate Account

During the Annuity Phase, we may deduct a mortality and expense risk charge from the Individual Account value invested in the Separate Account.  In addition, we reserve the right to impose an administrative charge.

The maximum charges to the Separate Account are shown on Contract Schedule II under Daily Charges to the Separate Account.  If applicable, the charges are deducted daily.

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OPTION 1: Payments for a Stated Period

Monthly Amount for Each $1,000* Rates for a Fixed Annuity with a [3%] Guaranteed Interest Rate
Years	Payment	Years	Payment
5	$17.91	20	$5.51
10	9.61	25	4.71
15	6.87	30	4.18

First Monthly Amount for Each $1,000* Rates for a Variable Annuity with a 3.5% Assumed Interest Rate (AIR)
Years	Payment	Years	Payment
5	$18.12	20	$5.75
10	9.83	25	4.96
15	7.10	30	4.45

First Monthly Amount for Each $1,000* Rates for a Variable Annuity with a 5% Assumed Interest Rate (AIR)
Years	Payment	Years	Payment
5	$18.74	20	$6.51
10	10.51	25	5.76
15	7.82	30	5.28

* Net of any applicable premium tax deduction

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Option 2: Life Income for One Annuitant

Monthly Payment Amount for Each $1,000* Rates for a Fixed Annuity Payment with [3%] Guaranteed Interest Rate
Adjusted Age of Annuitant	Option 2(a): payments for life	Option 2(b): payments guaranteed 5 years	Option 2(b): payments guaranteed 10 years	Option 2(b): payments guaranteed 15 years	Option 2(b): payments guaranteed 20 years	Option 2(c): Cash Refund
55	$4.44	$4.42	$4.39	$4.32	$4.22	$4.19
60	4.95	4.93	4.86	4.73	4.55	4.57
65	5.65	5.61	5.47	5.22	4.89	5.06
66	5.82	5.77	5.61	5.33	4.96	5.18
70	6.64	6.54	6.23	5.76	5.19	5.70
75	8.06	7.82	7.14	6.25	5.38	6.51

First Monthly Payment Amount for Each $1,000* Rates for a Variable Annuity Payment with 3.5% Assumed Interest Rate
Adjusted Age of Annuitant	Option 2(a): payments for life	Option 2(b): payments guaranteed 5 years	Option 2(b): payments guaranteed 10 years	Option 2(b): payments guaranteed 15 years	Option 2(b): payments guaranteed 20 years
55	$4.72	$4.71	$4.67	$4.60	$4.50
60	5.23	5.21	5.13	5.00	4.82
65	5.94	5.89	5.73	5.48	5.15
70	6.92	6.81	6.49	6.00	5.43
75	8.35	8.08	7.38	6.48	5.62

First Monthly Payment Amount for Each $1,000* Rates for a Variable Annuity Payment with 5% Assumed Interest Rate
Adjusted Age of Annuitant	Option 2(a): payments for life	Option 2(b): payments guaranteed 5 years	Option 2(b): payments guaranteed 10 years	Option 2(b): payments guaranteed 15 years	Option 2(b): payments guaranteed 20 years
55	$5.63	$5.61	$5.56	$5.47	$5.36
60	6.12	6.09	6.00	5.85	5.65
65	6.82	6.75	6.57	6.30	5.95
70	7.80	7.67	7.30	6.78	6.21
75	9.23	8.93	8.16	7.23	6.38

* Net of any applicable premium tax deduction

Rates are based on mortality from [1983 Table a].  The rates do not differ by sex.

Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

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Option 3: Life Income for Two Annuitants

First Monthly Payment Amount for Each $1,000* Rates for a Fixed Annuity Payment with [3.0%] Guaranteed Interest Rate
Adjusted Ages					payments
Primary Annuitant	Secondary Annuitant	Option 3(a)	Option 3(b)	Option 3(c)	guaranteed 10 years Option 3(d)	Option 3(e)	Option 3(f)
55	50	$3.69	$4.05	$4.27	$3.69	$4.03	$3.67
55	60	3.99	4.44	4.71	3.98	4.20	3.94

65	60	4.38	4.97	5.32	4.38	4.93	4.29
65	70	4.93	5.68	6.15	4.91	5.27	4.74

75	70	5.69	6.68	7.32	5.62	6.67	5.29
75	80	6.78	8.11	8.99	6.54	7.36	5.93

First Monthly Payment Amount for Each $1,000* Rates for a Variable Annuity Payment with 3.5% Assumed Interest Rate
Adjusted Ages					payments
Primary Annuitant	Secondary Annuitant	Option 3(a)	Option 3(b)	Option 3(c)	guaranteed 10 years Option 3(d)	Option 3(e)
55	50	$3.97	$4.35	$4.56	$3.97	$4.31
55	60	4.27	4.73	5.00	4.26	4.48

65	60	4.66	5.25	5.61	4.65	5.22
65	70	5.19	5.97	6.44	5.17	5.54

75	70	5.95	6.96	7.61	5.87	6.95
75	80	7.04	8.39	9.29	6.79	7.64

First Monthly Payment Amount for Each $1,000* Rates for a Variable Annuity Payment with 5% Assumed Interest Rate
Adjusted Ages					payments
Primary Annuitant	Secondary Annuitant	Option 3(a)	Option 3(b)	Option 3(c)	guaranteed 10 years Option 3(d)	Option 3(e)
55	50	$4.88	$5.26	$5.48	$4.88	$5.23
55	60	5.15	5.63	5.91	5.14	5.38

65	60	5.52	6.14	6.51	5.51	6.10
65	70	6.04	6.84	7.34	6.00	6.41

75	70	6.77	7.84	8.51	6.68	7.81
75	80	7.86	9.28	10.20	7.57	8.49

* Net of any applicable premium tax deduction

Rates are based on mortality from [1983 Table a].  The rates do not differ by sex.

Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

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[Intentionally left blank]

Voya

Voya Retirement Insurance and Annuity Company

Home Office: [One Orange Way

Windsor, Connecticut 06095-4774

PO Box 990065

Hartford, Connecticut 06199-0065

800-525-4225]

Group Combination Deferred Annuity Certificate

(Nonparticipating)

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